Exhibit 10.45

Addendum XI to
Sprint PCS Management Agreement and
Sprint PCS Services Agreement

Dated as of July 7, 2010

Manager:	SHENANDOAH PERSONAL COMMUNICATIONS COMPANY

Service Area BTAs:	Altoona, PA #12
Hagerstown, MD-Chambersburg, PA-Martinsburg, WV #179
Harrisburg, PA #181 Harrisonburg, VA#183
Washington, DC (Jefferson County, WV only) #471
Winchester, VA #479 York-Hanover, PA #483

This Addendum XI (this "Addendum") contains amendments to the Sprint PCS Management Agreement, dated November 5, 1999, between Sprint Spectrum L.P., WirelessCo, L.P., APC PCS, LLC, PhillieCo, L.P., Sprint Communications Company L.P. and Shenandoah Personal Communications Company (the "Management Agreement"), the Sprint PCS Services Agreement, dated November 5, 1999, between Sprint Spectrum L.P. and Shenandoah Personal Communications Company (the "Services Agreement"), the Sprint Trademark and Service Mark License Agreement(s) and the Schedule of Definitions, dated November 5, 1999, attached to the Management Agreement (the "Schedule of Definitions"). The Management Agreement, the Services Agreement, the Trademark License Agreements and the Schedule of Definitions were amended by:

(1)	Addendum I dated as of November 5, 1999,

(2)	Addendum II dated as of August 31, 2000,

(3)	Addendum III dated as of September 26, 2001,

(4)	Addendum IV dated as of May 22, 2003,

(5)	Addendum V dated as of January 30, 2004,

(6)	Addendum VI dated as of May 24, 2004,

(7)	Addendum VII dated as of March 13, 2007,

(8)	Addendum VIII dated as of September 28, 2007;

(9)	Addendum IX dated as of April 14, 2009; and

(10)	Addendum X dated as of March 15, 2010.

The terms and provisions of this Addendum control over any conflicting terms and provisions contained in the Management Agreement, the Services Agreement, the Trademark License Agreements or the Schedule of Definitions. The Management Agreement, the Services Agreement, the Trademark License Agreements, the Schedule of Definitions and all prior addenda continue in full force and effect, except for the express modifications made in this Addendum. This Addendum does not change the effective date of any prior amendment made to the Management Agreement, the Services Agreement, the Trademark License Agreements or the Schedule of Definitions through previously executed addenda.

Capitalized terms used and not otherwise defined in this Addendum have the meaning ascribed to them in the Schedule of Definitions or in prior addenda. Section and Exhibit references are to sections and Exhibits of the Management Agreement unless otherwise noted.

This Addendum is effective on the date written above (the "Effective Date").

On the Effective Date, the Management Agreement, Trademark and Service Mark License Agreements, the Schedule of Definitions and the Services Agreement are amended as follows:

Management Agreement

1.             Subject to the Closing, and effective on the Settlement Date, the last paragraph of Section 1.1 of the Management Agreement is amended to read as follows:

Subject to the terms and conditions of this agreement, including, without limitation, Sections 1.9, 9.5 and 12.1.2, Sprint PCS has the right to unfettered access to the Service Area Network to be constructed by Manager under this agreement. Except with respect to the payment obligations under Sections 1.4, 1.9.2, 1.10, 4.4, 9.3, 10.2, 10.5, 10.6, 10.8, 10.9, 12.1.2 and Article XIII of this agreement, Sections 2.1.1(d), 2.1.2(b), 3.2, 3.3, 3.4, 5.1.2 and Article VI of the Services Agreement and any payments arising as a result of any default of the parties' obligations under this agreement and the Services Agreement, the Fee Based on Billed Revenue described in Section 10.2.1 of this agreement, the Prepaid Management Fee described in 10.2.7.3 of this Agreement, and the Net Service Fee, the Prepaid CPGA Fee and Prepaid CCPU Fees described in Section 3.2 of the Services Agreement will constitute the only payments between the parties under the Management Agreement, the Services Agreement and the Trademark License Agreements.

2.             Subject to the Closing, and effective on the Settlement Date, Section 2.3(d)(i) of the Management Agreement is deleted in its entirety and replaced with the following:

(i)             Sprint PCS and its Related Parties may cause Sprint PCS Products and Services and Prepaid Products and Services to be sold in the Service Area (including EVDO Products and Services and Q-Chat Products and Services if Manager elects to sell such products and services and 3G/4G Products and Services regardless of whether Manager elects to sell 3G/4G Products and Services), through the Sprint PCS National Accounts Program Requirements and the Sprint PCS National, or Regional Distribution Program Requirements and may allow its distributors of iDEN Products and Services in the Service Area to sell Sprint PCS Products and Services (including EVDO Products and Services and Q-Chat Products and Services if Manager elects to sell such products and services and 3G/4G Products and Services and Prepaid Products and Services regardless of whether Manager sells 3G/4G Products and Services and Prepaid Products and Services) to customers that previously purchased iDEN Products and/or iDEN Services. Additionally, Sprint PCS may sell Prepaid Products and Services in the Service Area through: (i) Prepaid National and Regional Distributors set forth on Exhibit 4.1 Attachment B-1; and (ii) local indirect dealers authorized pursuant to any applicable master agent agreement entered by Sprint PCS or its Related Part(ies) with a master agent in effect from time to time (the "Master Agent Agreement") including, but not limited to a Fourth Amended and Restated Master Agent Agreement between Virgin Mobile USA, L.P. ("VMU") and Actify LLC, dated July 31, 2009 as it may be amended, supplemented or replaced.

3.             Subject to Closing, and effective on the Settlement Date, Section 3.1,5 is added to the Management Agreement:

3.1.5 Prepaid Products and Services. (a) Sprint PCS shall make certain Prepaid Products and Services available to Manager upon completion of the Closing of the transactions contemplated and set forth in the Compensation Agreement set forth in Exhibit "A" of this Addendum XI (the "Compensation Agreement"), to be executed by VMU and Manager contemporaneously with this Addendum. The terms "Closing" and "Settlement Date" as used in this Addendum XI shall have the same meaning as defined in the Compensation Agreement. At Closing, Sprint PCS or its Related Entity and Manager will enter into the Prepaid Distribution Agreement in the form attached hereto as Exhibit "B" (the "Prepaid Distribution Agreement"). On and after the Closing of the Compensation Agreement, Manager will offer for sale, promote and support Prepaid Products and Services made available to Manager within the Service Area in compliance with the Prepaid Distribution Agreement and the Management Agreement.

(b)           Although Prepaid Products and Services have not initially been designated as Sprint PCS Products and Services, Sprint PCS reserves the right to designate Prepaid Products and Services as Sprint PCS Products and Services.

(c)           Pursuant to the Prepaid Distribution Agreement, Manager shall be responsible for all device costs (including any applicable device subsidies) and any commissions paid to any Manager employee that sells a Prepaid Product or Service that is activated in the Service Area subsequent to the Settlement Date. Manager will be compensated for any sale of Prepaid Products and Services in the Service Area in accordance with Section 10 of this Management Agreement and will not be compensated separately under the Prepaid Distribution Agreement except as specifically provided therein. Manager must perform any network enhancements or upgrades required by Sprint PCS to ensure full functionality of any prepaid devices made available to Manager which Manager sells provided that Sprint PCS is performing the same network enhancements or upgrades to its portion of the Sprint PCS Network.

(d)           In the event the Prepaid Distribution Agreement is terminated, Manager agrees to stop all sales of Prepaid Products and Services from Manager's distribution locations, including Manager's owned stores, and to remove any Prepaid Products and sales literature, signage, and other prepaid related materials from such locations. Manager further agrees to continue supporting any existing customers who were sold Prepaid Products and Services prior to the termination of the Prepaid Distribution Agreement (including ongoing service for customers who renew their service) under the terms of the Management Agreement as outlined in Addendum XI and the Prepaid Distribution Agreement. Sprint PCS and Manager agree that the compensation, payment and other terms and conditions will continue to be the same as the compensation, payment and other terms applicable prior to the termination.

4.             For the purposes of the Management Agreement, subject to Closing and effective as of the Settlement Date: (a) VMU shall not be a reseller in the Manager's Service Area and the sale of Prepaid Products and Services shall not be a Resale Arrangement for purposes of Sections 3.5.2, 10.4 and other applicable sections of the Management Agreement; and (b) Program Requirement 3.5.2 for Resale of Products and Services by Virgin Mobile USA, LLC is deleted.

5.             Subject to Closing and effective upon the Settlement Date, Exhibit 4.1 to the Management Agreement is amended to include "Exhibit 4.1 Attachment B-l Sprint PCS Prepaid Distribution Programs" attached hereto and hereby incorporated. Exhibit 4.1 Attachment B-l may be amended from time to time in the same manner as Exhibit 4.1.

6.             Subject to Closing and effective upon the Settlement Date, the first sentence of the second paragraph of Section 10.2 of the Management Agreement is deleted and replaced with the following:

"Billed Revenue" is all customer account activity (e.g., all activity billed, attributed or otherwise reflected in the customer account) during the calendar month for which the fees and payments are being calculated (the "Billed Month") for (A) Sprint PCS Products and Services; (B) PowerSource Products and Services and (C) 3G/4G Products and Services related to all Customer accounts assigned to the Service Area except (i) Outbound Roaming Fees, (ii) amounts handled separately in this section 10 (including the amounts in Section 10.2.3 through 10.2.6, 10.4 and 10.8), (iii) amounts collected from Customers and paid to governmental or regulatory authorities (e.g. Customer Taxes and USF Charges); and (iv) other amounts identified in this agreement as not included in Billed Revenue (these amounts being "Manager Accounts"). Prepaid Revenue is also not included in Billed Revenue.

7.             Subject to Closing and effective on the Settlement Date, the following Section 10.2.7.3 is added to the Management Agreement:

10.2.7.3                   (a)           Subject to Closing and effective on the Settlement Date, Sprint PCS will remit to Manager Prepaid Revenue, payable monthly, less: (i) the Prepaid Management Fee; (ii) the Prepaid CCPU Fee; and (iii) the Prepaid CPGA Fee. The Prepaid Management Fee (based on Prepaid ARPU), Prepaid CCPU Fee, and Prepaid CPGA Fee will be paid monthly based on actual results for the prior quarter and trued-up on a quarterly basis pursuant to the settlement process set forth in Section 3.2.3(b) of the Service Agreement.

(b)           On and after the Settlement Date, Sprint PCS will not be paid an Inter Service Area fee when a Prepaid Subscriber uses the Sprint PCS Network in the Sprint PCS Service Area and Manager will not be paid an Inter Service Area fee when a Sprint Assigned Prepaid Customer uses the Service Area Network.

8.             Section 12.2(g) is added to the Management Agreement:

(g)           Manager specifically acknowledges and affirms that unless publicly disclosed by Sprint PCS, information concerning Prepaid ARPU for individual Prepaid Brands is considered Sprint PCS Confidential Information for purposes of the Management Agreement and Service Agreement. Manager agrees that it has determined that, as of the Effective Date, information concerning Prepaid ARPU for individual Prepaid Brands is not material information that Manager would be required to disclose by applicable law or a stock exchange or association on which Manager's or its affiliate's securities are or may become listed. In no event will Manager disclose Prepaid ARPU for individual Prepaid Brands if Sprint PCS has not disclosed the same information, unless, subsequent to the Effective Date, Manager determines, based on the advice of legal counsel, that such disclosure is required by law, in which case Manager shall provide Sprint PCS with written notice of such determination at least 30 days' prior to public disclosure (or, if Shentel is required to make public disclosure in fewer than 30 days, with as much prior notice to Sprint as is reasonably practicable).

Service Agreement

9.             Prepaid Services. Subject to the Closing and effective upon the Settlement Date, Schedule 2.1.1 to the Services Agreement is amended to include the Prepaid Services shown on the attached Schedule 2.1.1-A.

10.           Regardless of whether the Closing occurs under the Compensation Agreement, Section 3.2.1 of the Service Agreement is deleted in its entirety and replaced with the following:

3.2.1
 A.            Initial Pricing Period. Subject to adjustment pursuant to Section 3.2.2 and the transition provided by Section 10.12.3 of the Management Agreement, Manager will pay to Sprint Spectrum 8.8 % of (a) Net Billed Revenue less (b) the Allocated Write-offs for Net Billed Revenue (such amount, as may be adjusted pursuant to Section 3.2.2, the "Net Service Fee") for the Services other than the Settled-Separately Manager Expenses by or on behalf of Sprint Spectrum each month commencing with January, 2007.

B.             Adjusted Pricing. Beginning June 1, 2010, and subject to adjustment pursuant to Section 3.2.2, the Net Service Fee payable by Manager each month will be 12.0% of (a) Net Billed Revenue less (b) the Allocated Write-offs for Net Billed Revenue for the Services and Settled-Separately Manager Expenses by or on behalf of Sprint Spectrum. The Parties agree that notwithstanding anything to the contrary set forth in Section 3.2.2(a) or 3.3.2(b), there will be no further Net Service Fee adjustment until, at the earliest, pursuant to the Review Notice Period commencing June 30, 2011, as set forth in Section 3.2.2(b).

11.           Regardless of whether the Closing occurs under the Compensation Agreement, Section 3.2.2(b) of the Service Agreement is deleted in its entirety and replaced with the following:

(b)           Beginning on June 30, 2011, between June 30th and July 31st of each calendar year during the term of this agreement (the "Review Notice Period"), if any party believes in good faith that the Appropriate Net Service Fee is more than one (1) full percentage point higher or lower than the Net Service Fee then in effect, then such party may initiate a review of the Net Service Fee by delivering a Review Notice to the other party, including its proposed Appropriate Net Service Fee. For purposes of illustration, in order to initiate a Review Notice during the Review Notice Period in 2011, Manager must believe in good faith that the Appropriate Net Service Fee is less than 11.0%. For avoidance of doubt, it is understood and agreed that such adjustments shall remain subject to the provisions of Section 3.2.2(1).

12.           Prepaid Management Fee, Prepaid CPGA Fee and Prepaid CCPU Fee. Subject to Closing and effective upon the Settlement Date, the following Section 3.2.3 is added to the Services Agreement:

3.2.3        (a)           In addition to other amounts payable under the Management Agreement and this Services Agreement, Manager will pay Sprint Spectrum a Prepaid CPGA Fee and a Prepaid CCPU Fee, payable monthly, and any amounts due Manager will be reduced by these fees.

(b)           Quarterly Reset of Prepaid ARPU, Prepaid CPGA Fee and Prepaid CCPU Fee; Timing of Payments and True-Up. Notwithstanding anything to the contrary contained herein, payments for the Prepaid Management Fee, Prepaid CPGA Fee and the Prepaid CCPU Fee will be due monthly and will be based on Prepaid CPGA, Prepaid CCPU and Prepaid ARPU rates reset quarterly based on actual results for the prior quarter provided by Sprint. Once a new calendar quarter commences, actual averages for the prior quarter will be calculated and those actual averages will be used to true-up the differential between fees paid in the previous quarter and the actual quarterly average. If the true up shows Sprint PCS owes the Manager funds, Sprint PCS will pay these funds in the next weekly cash payment. If the Manager owes Sprint PCS funds, such funds will be offset against the weekly cash payments until the amount owed is recovered.

Trademark License Agreement

13.           The first sentence of the preamble of the Sprint Spectrum Trademark License Agreement is amended as follows:

THIS AGREEMENT is made as of the 5th day of November, 1999, by and among Sprint Spectrum L.P, a limited partnership organized under the laws of the State of Delaware, as licensor ("CDMA Licensor"), Nextel Communication, Inc., a Delaware corporation as added as a party to this agreement effective as of January 1, 2007 ("iDEN Licensor") and Boost Worldwide, Inc., a Delaware corporation along with Virgin Mobile USA, LP a limited liability company organized under the law of the State of Delaware ("Prepaid Licensors", together with CDMA Licensor and iDEN Licensor, "Licensor") as added parties to this agreement effective as of the Settlement Date, and Shenandoah Personal Communication Company, a corporation formed under the laws of Virginia, as licensee ("Licensee")

14.           The first sentence of the preamble of the Sprint Trademark License Agreement is amended as follows:

THIS AGREEMENT is made as of the 5th day of November, 1999, by and among Sprint Communications Company, L.P. , a limited partnership organized under the laws of the State of Delaware, as licensor ("CDMA Licensor"), Nextel Communication, Inc., a Delaware corporation as added as a party to this agreement effective as of January 1, 2007 ("iDEN Licensor") and Boost Worldwide, Inc., a Delaware corporation along with Virgin Mobile USA, LP a limited liability company organized under the law of the State of Delaware ("Prepaid Licensors", together with CDMA Licensor and iDEN Licensor, "Licensor") as added parties to this agreement effective as of the Settlement Date, and Shenandoah Personal Communication Company, a corporation formed under the laws of Virginia, as licensee ("Licensee").

15.           A new third recital is added to the Trademark License Agreements as follows:

WHEREAS, Prepaid Licensors are either the owner or exclusive licensee of the Prepaid Brands and such other marks as may be adopted and established from time to time and the goodwill of the business symbolized thereby; and

16.           Section 1.1 (a) of each of the Trademark License Agreements is amended to read as follows:

Grant of License. Subject to the terms and conditions hereof, Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, for the term of this agreement, a non-exclusive, non-transferable, royalty-free license to use the Licensed Marks solely for and in connection with the marketing, promotion, advertisement, distribution, lease or sale of Licensed Products and Services.

17.           Section 2.1(a) of each of the Trademark License Agreements is amended to read as follows:

Adherence to Quality Standards. In the course of marketing, promoting, advertising, distributing, leasing and selling the Licensed Products and Services under the Licensed Marks, Licensee will maintain and adhere to standards of quality and specifications that conform to or exceed those quality standards and technical and operational specifications adopted and/or amended in the manner provided below ("Quality Standards") and those imposed by Law. Such Quality Standards are designed to ensure that the quality of the Licensed Products and Services marketed, promoted, advertised, distributed, leased and sold under the Licensed Marks are consistent with the high reputation of the Licensed Marks and are in conformity with applicable Laws. In addition to adhering to the Quality Standards, Licensee will adhere to the trademark usage guidelines posted on the Sprint Indirect Website, indirect.sprint.com and other specific quality control standards that Licensor may from time to time communicate to Licensee.

18.           Section 10.1 of each of the Trademark License Agreements is amended to read as follows:

Section 10.1 Restrictions on Use. Licensee is not permitted to make any use of the Licensed Marks in connection with products or services other than the Licensed Products and Services and as specifically authorized in Sections 1.1(b) above with respect to Related Equipment and Premium and Promotional Items, nor is Licensee permitted to make any use of the Licensed Marks directed outside of the Service Area.

19.           The last sentenced of Section 10.3 of each of the Trademark License Agreement is amended to read as follows:

...Licensee will not knowingly engage in any conduct that may place the Licensed Marks or Licensed Products and Services in a negative light or context.

20.           Section 10.4 of each of the Trademark License Agreements is amended to read as follows:

Section 10.4. Services of Public Figures. Licensee agrees to obtain Licensor's prior written approval (which approval will not be unreasonably withheld) before engaging the services of any celebrity or publicly known individual for endorsement of any Licensed Product and Services.

21.           Section 11.1 of each of the Trademark License Agreements is amended to read as follows:

Section 11.1 Exclusive Use of Licensed Marks. The Licensed Products and Services shall be marketed by Licensee solely under the Licensed Marks.

22.           A new Section 11.7 is added to each of the Trademark License Agreements as follows:

11.7 Prepaid Marketing Materials. In connection with the sale of Prepaid Services and Prepaid Products, Licensor will provide a reasonable amount of point-of-sale marketing materials relating to Prepaid Services and Prepaid Products, including coverage maps and rate plan brochures (collectively, "Prepaid Marketing Materials"). Subject to the foregoing, Licensee will make the current version of the Prepaid Marketing Materials available to customers at all times. Licensee will not use Prepaid Marketing Materials that have expired, or that Licensor requests Licensee to stop using. Licensee will not make any changes to the Prepaid Marketing Materials without Licensor's prior written approval. Licensor owns all intellectual property rights, including copyrights, in the Prepaid Marketing Materials provide by Licensor, and Licensor grants Licensee a nonexclusive, limited right of use license and Licensee may display the Prepaid Marketing Materials only for purposes consistent with this agreement.

Schedule of Definitions

23.           The Schedule of Definitions is revised to include the following:

"Licensed Products and Services" means Sprint PCS Products and Services, Premium and Promotional Items, iDEN Services, iDEN Products, and Prepaid Products and Services in the Service Area.

"Prepaid ARPU" means an amount, determined quarterly with respect to each prepaid billing platform, equal to the average net service revenue per Prepaid Subscriber on a nationwide basis; provided, however, that if during the Term of this Agreement net service revenue per Prepaid Subscriber on a Manager Service Area and/or product line basis is accurately captured and becomes readily available to Sprint PCS in the normal and regular course of its business, Sprint PCS will notify Manager and the parties may discuss any modifications to the Prepaid ARPU calculations that may be appropriate and mutually agreeable. The Parties understand and acknowledge that no affirmative obligation to capture revenue on a Service Area Basis is implied by this provision.

"Prepaid Brands" means brands designated by Sprint PCS for the sale of Prepaid Products and Services. The Prepaid Brands as of the Effective Date of this Addendum XI are: Virgin Mobile, PayLo by Virgin Mobile, Virgin Mobile Beyond Talk plans, Common Cents Mobile, Assurance Wireless, and Boost Mobile, in each case with respect to services provided on the CDMA Sprint PCS Network only. Sprint PCS may add brands to or delete brands from the list of Prepaid Brands at any time.

"Prepaid CCPU" means an amount equal to the cost per user of Prepaid Products and Services, determined quarterly, associated with the following components: (i) top-up processing fees and card production costs; (ii) airtime taxes and regulatory fees; (iii) mobile devices services fees; (iv) margin on replenishment transactions and residual payments relating to direct replenishment determined as a percentage of Prepaid ARPU; (v) customer care costs; (vi) information technology; (vii) credit card transaction fees; (viii) product development; (ix) patent license fees; and (x) general and administrative costs; provided, however, that if during the Term of this Agreement the components of Prepaid CCPU on a Manager Service Area and/or product line basis is accurately captured and becomes readily available to Sprint PCS in the normal and regular course of its business, Sprint PCS will notify Manager and the parties may discuss any modifications to the Prepaid CCPU calculations that may be appropriate and mutually agreeable. The Parties understand and acknowledge that no affirmative obligation to capture revenue on a Service Area Basis is implied by this provision.

"Prepaid CCPU Fee" means an amount, payable monthly, equal to the product of (x) Prepaid CCPU and (y) the average number of Prepaid Subscribers in Manager's Service Area determined by averaging the number of Prepaid Subscribers on the first and last days of the Billed Month.

"Prepaid CPGA" means an amount determined quarterly, equal to the sum of (x) Prepaid Fixed CPGA and (y) Prepaid Variable CPGA.

"Prepaid CPGA Fee" means an amount, payable monthly, equal to the difference between (1) the product of (x) Prepaid CPGA and (y) the number of handset sales of Prepaid Products and Services in Manager's Service Area, and (2) the product of (I) amounts included in clauses (i) and (ii) of the definition of Prepaid Variable CPGA, related to handset costs and sales incentives; and (II) the number of handset sales in Manager Stores.

"Prepaid Fixed CPGA" means an amount equal to the cost per gross additional subscriber, determined quarterly, associated with the following components: (i) marketing, including media, marketing strategy headcount, and agency fees; (ii) sales and distribution, including merchandising, packaging, production costs; (iii) handset planning and operations, including headcount for mobile devices and logistics; and (iv) handset market development funds; provided, however, that if during the Term of this Agreement the components of Prepaid Fixed CPGA on a Manager Service Area and/or product line basis is accurately captured and becomes readily available to Sprint PCS in the normal and regular course of its business, Sprint PCS will notify Manager and the parties may discuss any modifications to the Prepaid Fixed CPGA calculations that may be appropriate and mutually agreeable. The Parties understand and acknowledge that no affirmative obligation to capture revenue on a Service Area Basis is implied by this provision.

"Prepaid Management Fee" means an amount, payable monthly, equal to the product of (x) Prepaid ARPU, (y) the Prepaid Management Fee Rate and (z) the average daily number of Prepaid Subscribers assigned to the Manager's Service Area determined by averaging the number of Prepaid Subscribers on the first and last days of the Billed Month.

"Prepaid Management Fee Rate" means 0.06.

"Prepaid Products and Services" means prepaid wireless products and services sold under Prepaid Brands that operate on the CDMA Sprint PCS Network.

"Prepaid Revenue" means the product of (x) the number of Prepaid Subscribers assigned to the Service Area during the calendar month for Prepaid Products and Services and (y) applicable Prepaid ARPU, in each case determined with respect to prepaid billing platform.

"Prepaid Subscribers" means customers of the Prepaid Brands and include VMU Subscribers in the Service Area on the Settlement Date and new customers of Prepaid Products and Services activated after the Settlement Date who are assigned to Manager's Service Area.

"Prepaid Variable CPGA" means an amount equal to the cost per gross additional Prepaid Subscriber, determined quarterly, associated with the following components: (i) handsets, including margin, and shipping; (ii) variable sales expenses, including sales incentives; (iii) variable handset planning and operations; (iv) customer care sales and activation; and (v) direct sales and activation; provided, however, that if during the Term of this Agreement the components of Prepaid Variable CPGA on a Manager Service Area and/or product line basis is accurately captured and becomes readily available to Sprint PCS in the normal and regular course of its business, Sprint PCS will notify Manager and the parties may discuss any modifications to the Prepaid Variable CPGA calculations that may be appropriate and mutually agreeable. The Parties understand and acknowledge that no affirmative obligation to capture revenue on a Service Area Basis is implied by this provision.

"Sprint Assigned Prepaid Customer" means customers of Prepaid Brands on and after the Settlement Date who are not assigned to Manager's Service Area.

"Sprint Parties" means Sprint Spectrum L.P., Wirelessco, L.P., APC PCS, LLC, PhillieCo, L.P., Sprint Communications Company L.P., Nextel Communications, Inc., Boost Worldwide, Inc., and Virgin Mobile USA, LP.

General Provisions

24.           Manager and Sprint PCS' Representations. Manager and Sprint PCS each represents and warrants that its respective execution, delivery and performance of its obligations described in this Addendum have been duly authorized by proper action of its governing body and do not and will not violate any material agreements to which it is a party. Each of Manager and Sprint PCS also represents and warrants that there are no legal or other claims, actions, counterclaims, proceedings or suits, at law or in arbitration or equity, pending or, to its knowledge, threatened against it, its Related Parties, officers or directors that question or may affect the validity of this Addendum, the execution and performance of the transactions contemplated by this Addendum or that party's right or obligation to consummate the transactions contemplated by this Addendum.

25.           Notwithstanding anything to the contrary contained in the Management Agreement, the Service Agreement, the Trademark License Agreement, or the Compensation Agreement, the parties acknowledge and agree:

a.
all references to Prepaid Subscribers and VMU Subscribers "assigned to" or similarly allocated to Manager's Service Area for any purpose under the agreements, including but not limited to subscriber counts and monthly settlement purposes, will be determined based on the NPA-NXX of the Prepaid Subscriber or VMU Subscriber; and

b.
Prepaid Subscriber counts, and data used with respect to Prepaid Products and Services and Prepaid Customers in the performance of the agreements will be developed and derived from Sprint PCS' billing and subscriber reporting system, which as of the Effective Date, is distinct from the postpaid billing and reporting system.

c.
Manager acknowledges that this Addendum XI only pertains to Prepaid Products and Services which operate on the CDMA Sprint PCS Network. Manager will continue to have the non-exclusive right to distribute postpaid Sprint-Nextel- branded iDEN Products and iDEN Services in the Service Area in the 900 MHz spectrum range pursuant to the terms of the iDEN Distribution Agreement dated May 10, 2007 between Sprint Solutions, Inc. and Manager, as amended. Nothing contained in this Addendum confers or is intended to confer any right to sell, distribute or any other interest in any prepaid product, service or brand (including, but not limited to Boost iDEN) which operates on the iDEN network of Sprint PCS or any Related Parties of Sprint PCS.

26.           Counterparts. This Addendum may be executed in one or more counterparts, including facsimile counterparts, and each executed counterpart will have the same force and effect as an original instrument as if the parties to the aggregate counterparts had signed the same instrument. The parties have caused this Addendum XI to be executed as of the date first above written.

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SPRINT SPECTRUM L.P.

By:	/s/ WILLIAM K. WHITE
	Name:	WILLIAM K. WHITE
	Title:	SVP-CORPORATE COMMUNICATIONS

WIRELESSCO, L.P.

By:	/s/ WILLIAM K. WHITE
	Name:	WILLIAM K. WHITE
	Title:	SVP-CORPORATE COMMUNICATIONS

APC PCS, LLC

By:	/s/ WILLIAM K. WHITE
	Name:	WILLIAM K. WHITE
	Title:	SVP-CORPORATE COMMUNICATIONS

PHILLIECO, L.P.

By:	/s/ WILLIAM K. WHITE
	Name:	WILLIAM K. WHITE
	Title:	SVP-CORPORATE COMMUNICATIONS

SPRINT COMMUNICATIONS COMPANY L.P.

By:	/s/ WILLIAM K. WHITE
	Name:	WILLIAM K. WHITE
	Title:	SVP-CORPORATE COMMUNICATIONS

SHENANDOAH PERSONAL COMMUNICATIONS COMPANY

By:
Name:
Title:

Virgin Mobile USA, L.P. and Boost Worldwide, Inc. join this Agreement solely for the purpose of being added parties to the Sprint Trademark License Agreements referenced in Sections 13 through 22.

VIRGIN MOBILE USA, L.P.

By:	/s/ PETER LURIE
	Name:	PETER LURIE
	Title:	SENIOR VICE PRESIDENT,
LEGAL AND BUSINESS AFFAIRS

BOOST WORLDWIDE, INC.

By:	/s/ PETER LURIE
	Name:	PETER LURIE
	Title:	SENIOR VICE PRESIDENT,
LEGAL AND BUSINESS AFFAIRS

SHENANDOAH PERSONAL COMMUNICATIONS COMPANY

By:	/s/ CHRISTOPHER E. FRENCH
	Name:	CHRISTOPHER E. FRENCH
	Title:	PRESIDENT

Virgin Mobile USA, L.P. and Boost Worldwide, Inc. join this Agreement solely for the purpose of being added parties to the Sprint Trademark License Agreements referenced in Sections 13 through 22.

VIRGIN MOBILE USA, L.P.

By:
Name:
Title:

BOOST WORLDWIDE, INC.

By:
Name:
Title: